EXHIBIT 3.1.1


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              RLD ENTERPRISES, INC.


                                    ARTICLE I
                                      NAME

1.1) The name of the corporation shall be RLD Enterprises, Inc.

                                   ARTICLE II
                                REGISTERED AGENT

2.1) The registered agent of the corporation is James Garlie whose address is 8120 Penn Avenue South, Suite 140, Minneapolis, Minnesota 55431, which address is also the address of the registered office of the corporation.

                                   ARTICLE III
                                     PURPOSE

3.1) The corporation is organized for the transaction of any and all lawful business purposes for which corporations may be incorporated under the Minnesota Business Corporation Act.

                                   ARTICLE IV
                                    DURATION

4.1) The duration of the corporation shall be perpetual.

                                    ARTICLE V
                                      STOCK

5.1) The total number of shares of all classes of stock which the corporation shall have authority to issue is 70,000,000 shares, of which 50,000,000 shares shall be Common Stock, $.01 par value, and 20,000,000 shares shall be Serial Preferred Stock. The Board of Directors of the Corporation is authorized to establish from the Serial Preferred Stock, by resolution adopted and filed in the manner provided by law, one or more classes or series of preferred shares, to designate each such class or series, and to fix the relative rights and preferences of each such class or series.

5.2) Except as provided by law, by these Articles of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issue of any series of the Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of Directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share held. Shareholders shall not have any cumulative voting rights.


5.3) Subject to all of the rights of the Preferred Stock, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

5.4) Shareholders shall not have any preemptive rights to subscribe for or purchase any shares of the Corporation. The Board of Directors may, at any time and from time to time, issue and sell for such consideration as may be

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permitted by law, any or all of the authorized shares of the corporation not then issued and any and all of any stock of any class that may hereafter be authorized.

5.5) The Board of Directors may issue any or all shares of the corporation authorized by these Articles and not already issued, including any shares previously issued and reacquired by the corporation, provided such shares have not been retired. Upon approval by the Board of Directors, shares may be issued for any consideration, or for no consideration to effectuate share conversions, dividends or splits, including reverse splits. The Board of Directors may determine the value of non-monetary consideration received for shares.

5.6) The Board of Directors may issue rights to purchase shares of the corporation, and shall fix the terms, provisions and conditions of such rights to purchase, including the conversion basis and the price at which shares may be purchased or subscribed. Shares to be issuable upon the exercise of all outstanding rights to purchase, including such rights to be issued, must be authorized by this Certificate and not already issued.

                                   ARTICLE VI
                              NON-CUMULATIVE VOTING

6.1) In all elections for directors, each shareholder shall have one vote for each share of stock held. A shareholder shall not have the right to cumulate his or her shares in any election of directors.

                                   ARTICLE VII
                                    DIRECTORS

7.1) The Board of Directors shall have the power and authority to take any action required or permitted of it by law or by this Certificate. The Board shall take action by the affirmative vote of a majority of directors present at a duly held meeting, except where law requires the affirmative vote of a larger proportion or number and except as otherwise provided herein. The directors shall be divided into three (3) classes, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year at the regular meeting of shareholders. Except as otherwise provided in these Articles or the Bylaws, each director shall be elected by the shareholder to hold office for a term of three consecutive years.

7.2) Any action required or permitted to be taken at a Board meeting may be taken by written action signed by a majority of directors. If the action must also be approved by the shareholders, then the action must be taken by written action of all the directors.

7.3) Any or all of the directors of the corporation may be removed from office by the stockholders, with or without cause, at any annual or special meeting of stockholders of the corporation, the notice of which shall state that the removal of a director or directors is among the purposes of the meeting, by the affirmative vote of at least sixty-six and two thirds percent (66 2/3%) of the outstanding shares of Common Stock of the corporation.

                                  ARTICLE VIII
                                     POWERS

8.1) The corporation shall have the unlimited power to engage in and to do any act necessary or incidental to the carrying out of its purposes, together with the power to do or perform any acts consistent with or which may be implied from the powers expressly conferred upon corporations by the Minnesota Business Corporation Act.

                                   ARTICLE IX
                                     BYLAWS

9.1) The Board of Directors may adopt bylaws which may contain any provision relating to the management of the business or the regulation of the affairs of the corporation not inconsistent with the law or the Articles. The power to adopt, amend or repeal the bylaws shall be vested in the Board.

                                    ARTICLE X
                                  SHAREHOLDERS

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10.1) Actions which require shareholder approval shall be taken by the affirmative vote of the holders of a majority of the voting power of the shares present, except when the Minnesota Business Corporation Act, of this Certificate requires a larger proportion or number.

10.2) Except as otherwise provided in these Articles of Incorporation, the affirmative vote of the holders of a majority of the voting power of the shares outstanding shall be sufficient to amend these Articles of Incorporation. All other shareholder actions shall require an affirmative vote of the holders of a majority of the voting power of the shares present.

                                   ARTICLE XI
                                 INDEMNIFICATION

11.1) The directors of the Corporation shall be indemnified by the Corporation for their actions as directors to the fullest extent permitted by the Minnesota Corporation Act as amended from time to time.

11.2) No director shall have personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except as otherwise required by law.

                                   ARTICLE XII
                              BUSINESS COMBINATIONS

12.1) The Board of Directors of the Corporation, when evaluating any proposal another party involving:

(i) a tender offer for any securities of the Corporation,

(ii) a merger or consolidation of the Corporation with or into any other person,

(iii) a sale, lease, exchange or other disposition by the Corporation, or any subsidiary of the Corporation, whether or not in partial or complete liquidation, of all or any substantial part of the assets of the Corporation to or with any other person,

(iv) any issuance or transfer by the Corporation or any subsidiary of the Corporation of any securities of the Corporation having voting power (whether generally or upon the happening of any contingency), or any securities or instruments convertible into or exchangeable for securities having voting power, to any other person in exchange for securities, cash or other property or a combination thereof, or

(v) any other transaction having an effect similar to any of the foregoing upon the properties, operations or control of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to the following:

(1) the character, integrity, business philosophy and financial status of the other party or parties to the transaction;

(2) the consideration to be received by the Corporation or its stockholders in connection with such transaction, as compared to:

(a) the current market price or value of the Corporation's properties or securities;

(b) the estimated future value of the Corporation, its properties or securities;

(c) such other measures of the value of the Corporation, its properties or securities as the Board of Directors may deem appropriate;

(3) the projected social, legal and economic effects of the proposed action or transaction upon the Corporation, its employees, suppliers, regulatory agencies and customers and the communities in which the Corporation and its subsidiaries do business;

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(4) the general desirability of the continuance of the Corporation as an independent entity; and

(5) such other factors as the Board of Directors may deem relevant.

In giving such consideration to the foregoing factors, the Board of Directors and each individual director shall be deemed to be performing their duly authorized duties and acting in good faith and in the best interests of the Corporation.

12.2) The affirmative vote of the holders of not less than two-thirds of the outstanding shares of the Corporation's common stock (other than the shares beneficially owned by an "Acquiring Person" as hereinafter defined) shall be required for the approval of authorization of any "Business Combination" (as hereinafter defined) of the Corporation or any subsidiary of the Corporation with any Acquiring Person, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified by law or otherwise; provided, however, that the two-thirds outstanding common stock requirement shall not be applicable and such Business Combination shall require only such affirmative vote as is required by law or otherwise if: (i) the Board of Directors of the Corporation by at least a 65% vote has expressly approved such Business Combination either in advance of or subsequent to such Acquiring Person becoming an Acquiring Person; or (ii) as of the date of the consummation of a Business Combination, the holders of each class or series of capital stock, as the case may be, of the Corporation receive a Fair Price as such term is defined in subsection (c) below.

For the purpose of this Article 12:

(a) The term "Business Combination" shall mean any

(i) merger or consolidation of the Corporation with an Acquiring person or any other Corporation which is or after such merger or consolidation would be an "Affiliate" or "Associate" (as hereinafter defined) of an Acquiring Person;

(ii) sale, lease or transfer (in one transaction or a series of transactions) with any Acquiring Person or any Affiliate of any Acquiring Person, of all or substantially all of the assets of the Corporation or of a subsidiary of the Corporation to an Acquiring Person or any Affiliate or Associate of any Acquiring Person;

(iii) adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Acquiring Person or any Affiliate or Associate of any Acquiring Person;

(iv) reclassification of securities (including any reverse stock split) or recapitalization of the Corporation or any other transaction that would have the effect, either directly or indirectly, of increasing the proportionate ownership of any class of equity or convertible securities of the Corporation or any subsidiary of the Corporation which is directly or indirectly beneficially owned by an Acquiring Person or any Affiliate or Associate of any Acquiring Person; and

(v) an agreement, contract or other arrangement providing for any of the transactions described in this definition of Business combination.

(b) The term "Fair Market Value" shall mean (i) in the case of shares, the highest closing sale price quoted during the 30-day calendar period immediately preceding the consummation of the Business Combination on the National Association of Securities Dealers, Inc. automated quotations system or any similar system then in general use, or if such shares are listed on an exchange, the highest closing bid quotation with respect to the shares during the 30-day calendar period preceding the date in question, or, if no such quotations are available, the fair market value of a share on the date in question as determined by 65% of the Board of Directors; and (ii) in the case of property other than cash or shares, the fair market value of such property on the date in question as determined by 65% of the Board of Directors.

(c) The term "Fair Price" shall mean that the aggregate amount of cash and the Fair Market Value of consideration other than cash to be received per share are at least equal to the highest of the following:

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(i) if applicable, the highest per share price, including any brokerage commissions, transfer taxes, and soliciting dealers' fees, paid by the Acquiring Person for any shares acquired by it within the two year period immediately preceding the consummation of the Business Combination or the transaction in which it became an Acquiring Person, whichever is higher; or

(ii) the Fair Market Value per share.

(d) The term "Person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any Person and any other Person with whom such person or any Affiliate or Associate of such Person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of voting stock of the Corporation.

(e) The term "Acquiring Person" shall mean any Person (other than the Corporation, or any subsidiary or any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

(i) is the Beneficial Owner (as hereinafter defined) of 15% or more of the outstanding common stock of the Corporation;

(ii) is an Affiliate or Associate of the Corporation and at any time within the two year period immediately prior to the date in question was the Beneficial Owner of 15% or more of the outstanding common stock of the Corporation; or

(iii) is at such time an assignee of or has otherwise succeeded to the beneficial ownership of any shares of outstanding common stock of the Corporation which were at any time within the two year period immediately prior to such time beneficially owned by any Acquiring Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

(f) A Person shall be a Beneficial Owner of any common stock:

(i) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

(ii) which such person or any of its Affiliates or Associates has, directly or indirectly,

(a) the right to acquire whether such right is exercisable immediately or not, pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or

(b) the right to vote pursuant to any agreement, arrangement or understanding;

(g) The terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on September 1, 1997.

(h) An Acquiring Person shall be deemed to have acquired a share of the common stock of the Corporation at the time when such Acquiring Person became the beneficial owner thereof.

                                  ARTICLE XIII
                                   AMENDMENTS

13.1) Notwithstanding any other provision of law, these Articles of Incorporation or the Bylaws of the Corporation, the affirmative vote of the holders of 66 2/3 percent of the outstanding voting shares of each class eligible to vote, voting as a class, of the Corporation shall be required to alter, amend, repeal or adopt any provision conflicting with, Section 7.1,
Section 7.3, Article XII or this Article XIII of these Articles of
Incorporation.


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         IN WITNESS WHEREOF, I have hereunto set my hand this 17th day of
September, 1997.


/s/ James Garlie
----------------------------------
James Garlie President